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                                                        [STAMP]
                                                        1405139
                                                         FILED
                                        In the office of the Secretary of State
                                              of the State of California
                                                      Apr 21, 1987
                                                  /s/ March Fung Eu
                                          MARCH FUNG EU, Secretary of State

                            ARTICLES OF INCORPORATION
                                       OF
                              DYNAMIC PRODUCTS INC.

                                       I.

      The name of this corporation is Dynamic Products Inc.

                                       II.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

      The name and address of the individual in the State of California of this corporation's initial agent for service of process is:

                                 Fred E. Siegel

                              7012 Belgrave Avenue

                         Garden Grove, California 92641

                                       IV.

      This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.

DATED:  April 21, 1987

                                                  /s/ Edward J. Eckert
                                                  -----------------------------
                                                  Edward J. Eckert, Incorporator

      I declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                  /s/ Edward J. Eckert
                                                  -----------------------------
                                                  Edward J. Eckert

                                                                          [SEAL]